Exhibit 16.1

Deloitte & Touche LLP
Suite 2700
555 West 5th Street
Los Angeles, CA 90013-1010
USA

Tel: +1 213 688 0800
Fax: +1 213 688 0100
www.deloitte.com

December 17, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Gramercy Property Trust’s Form 8-K dated December 17, 2015, and have the following comments:

1.              We agree with the statements made in the first, second, third and fourth paragraphs.

2.              We have no basis on which to agree or disagree with the statements made in the fifth and sixth paragraphs.

Yours truly,

Deloitte & Touche LLP